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                                                                     Exhibit 3.5

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              COINMACH CORPORATION

      The undersigned, being the duly elected and authorized Vice President of Coinmach Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on March 6, 1948 (the "Certificate").

      2. That, the Board of Directors of the Corporation, in accordance with Sections 141(f) and 245 of the General Corporation Law of Delaware, duly adopted resolutions authorizing the Corporation to integrate and restate the Corporation's Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

      3. That thereafter, pursuant to said resolution, the Restated Certificate was submitted for approval to the holders of the outstanding shares of the Corporation entitled to vote thereon, which approval was given by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

      4. IN WITNESS WHEREOF, the undersigned officer of the Corporation, for the purpose of restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Restated Certificate this 30th day of November, 1995.

                                          COINMACH CORPORATION

                                          By: /s/ Robert M. Doyle
                                              -------------------
                                              Robert M. Doyle
                                              Vice President
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                                                                       EXHIBIT A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              COINMACH CORPORATION


                                  ARTICLE FIRST

      The name of the Corporation is Coinmach Corporation.

                                 ARTICLE SECOND

      The address of the Corporation's registered office in the State of Delaware is 15 East North Street in the City of Dover, County of Kent 19901. The name of its registered agent at such address is United Corporation Services, Inc.

                                  ARTICLE THIRD

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

      The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock with a par value of $0.01 per share.

                                  ARTICLE FIFTH

      The Corporation is to have perpetual existence.

                                  ARTICLE SIXTH

      In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE SEVENTH

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to
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time by the board of directors or in the by-laws of the Corporation. Election of the directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                 ARTICLE EIGHTH

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINTH

      The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE TENTH

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the Stated of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.